Exhibit 99.1

BRE PROPERTIES ANNOUNCES PUBLIC OFFERING OF SENIOR NOTES AND TENDER OFFER FOR ANY AND ALL OF ITS OUTSTANDING 4.125% CONVERTIBLE SENIOR NOTES DUE 2026

September 15, 2010 (San Francisco) – BRE Properties, Inc. (“BRE Properties” or the “Company”) (NYSE:BRE) today announced the offering of a new series of senior unsecured notes in an underwritten public offering (the “Notes Offering”). The aggregate principal amount and coupon rate of the notes will be determined at the time the notes are sold to investors. The offering will be made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on November 8, 2007.

The Company intends to use the net proceeds of the Notes Offering to repay borrowings under its $750 million unsecured credit facility and may use a portion of the net proceeds to fund a portion of the purchase price and accrued and unpaid interest on any 4.125% Convertible Senior Notes due 2026 (the “2026 Notes”) validly tendered and accepted for payment pursuant to the Offer to Purchase dated September 15, 2010, as described more fully below.

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., RBS Securities Inc. and UBS Securities LLC will act as joint bookrunning managers in this offering. A copy of the prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting Deutsche Bank Securities Inc. at 100 Plaza One, Floor 2, Jersey City, New Jersey 07311-3901 (telephone (800) 503-4611); J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk, 3rd Floor (telephone (866) 803-9204); Mitsubishi UFJ Securities (USA), Inc. at 1633 Broadway, 29th Floor, New York, New York 10019 (telephone (877) 649-6848); RBS Securities Inc. at 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: Debt Capital Markets Syndicate (telephone (866) 884-2071); or UBS Securities LLC at 299 Park Avenue, New York, NY 10171, Attention: Prospectus Specialist (telephone (877) 827-6444, ext. 561 3884).

The Company today also announced the commencement of a cash tender offer for any and all of its outstanding 4.125% Convertible Senior Notes due 2026 (the “2026 Notes”). Approximately $356.3 million aggregate principal amount of the 2026 Notes are outstanding. The tender offer will expire at

BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105, Fax: 415.445.6505

midnight, New York City time, on Wednesday, October 13, 2010, unless extended or earlier terminated by the Company (the “Expiration Time”). The terms and conditions of the tender offer are set forth in an Offer to Purchase dated September 15, 2010 (the “Offer to Purchase”) and related Letter of Transmittal, which together constitute the “Offer.”

The purchase price to be paid for 2026 Notes that are validly tendered in the Offer and not validly withdrawn on or prior to the Expiration Time is set forth in the table below:

CUSIP Number	Principal Amount Outstanding	Security Description	Purchase Price Per $1,000 Principal Amount
05564E BH 8 05564E BJ 4	$356,334,000	4.125% Convertible Senior Notes due 2026	$1,040.00

BRE Properties will pay in respect of any 2026 Notes accepted for purchase in the Offer, accrued and unpaid interest up to, but not including, the date of payment for the 2026 Notes, which is expected to be the next business day following the Expiration Time.

As set forth in the Offer to Purchase or as required by applicable law, tendered 2026 Notes may be withdrawn on or before the Expiration Time, but may not be withdrawn after the Expiration Time. Withdrawn 2026 Notes may be re-tendered at any time prior to the Expiration Time. The Offer is subject to certain customary conditions, but is not conditioned on completion of the Notes Offering or the tender of a minimum principal amount of 2026 Notes. BRE Properties may amend, extend or, subject to certain conditions, terminate the Offer at any time.

The Notes Offering is not contingent upon the successful completion of the tender offer for the 2026 Notes. The tender offer for the 2026 Notes is not contingent upon the closing of the Notes Offering.

The Company has engaged RBS Securities Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC to act as dealer managers for the Offer, and Global Bondholder Services Corporation to act as information agent and depositary for the Offer. Requests for documents may be directed to Global Bondholder Services Corporation at (866) 470-4500 (U.S. toll free) or at (212) 430-3774 (collect), or in writing to 65 Broadway, Suite 404, New York, NY 10006, Attention: Corporate Actions. Questions regarding the Offer may be directed to RBS Securities Inc. at 600 Washington Boulevard, Stamford, Connecticut 06901 (telephone (877) 297-9832 or (203) 897-4677); Goldman, Sachs & Co. at 200 West Street, 7th Floor, New York, New York 10282 (telephone (800) 828-3182); or Wells Fargo Securities, LLC at 375 Park Avenue, 4th Floor, New York, New York 10152 (telephone (800) 367-8652).

BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105, Fax: 415.445.6505

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy with respect to any securities. The solicitation of offers to buy the 2026 Notes is only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. The Notes Offering is not being made, and the Offer does not constitute an offer to holders of 2026 Notes, in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction or is otherwise prohibited. None of BRE Properties, the dealer manager, the depositary or the information agent is making any recommendation as to whether or not holders should tender their 2026 Notes in connection with the Offer.

About BRE Properties, Inc.

BRE Properties, based in San Francisco, Calif., owns and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE Properties directly owns and operates 76 apartment communities totaling 22,066 units in California, Arizona and Washington. The Company invests in communities through acquisition and development, and currently has six properties in various stages of development and construction, totaling 1,848 units, and joint venture interests in 13 additional apartment communities, totaling 4,080 units. BRE Properties is a real estate investment trust (REIT) listed in the S&P MidCap 400 Index. (Property data as of 8/31/10)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements regarding the Notes Offering and the associated use of proceeds and the proposed tender offer for the 2026 Notes, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements contained in this press release: any material adverse change in the financial or securities markets within or outside the United States or in political, financial or economic conditions within or outside the United States or any material outbreak or material escalation of hostilities within or outside the United States or declaration by the United States of a national emergency or war or other material calamity or crisis within or outside the United States, including, without limitation, an act of terrorism, any suspension or limitation of trading in securities generally or in any of the securities of BRE by the SEC, by any exchange that lists such securities or in any over-the-counter market, any declaration by any governmental authority of a general banking moratorium, any financial market fluctuations, actual or perceived changes in general economic conditions, global trade or in the real estate sector, inflation risks, an actual or perceived downturn in the U.S., California or global economy. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no obligation to update this information.

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BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105, Fax: 415.445.6505